                          SPECIAL CUSTODY ACCOUNT AGREEMENT

                              (Options and Short Sales)



         Agreement, dated __________, 1985, by and among State Street Bank and Trust Company, a Massachusetts banking corporation ("Bank"), Prudential-Bache Government Plus Fund, Inc., a Maryland corporation ("Customer"), and __________ a ___________ ("Broker").

         WHEREAS, Bank acts as the custodian ("Custodian") of Customer pursuant to a Custodian Agreement dated _________, 1985; and

         WHEREAS, Broker, a member of a national securities exchange, is a clearing member of the Options Clearing Corporation ("OCC"); and

         WHEREAS, Customer desires from time to time to write, purchase and sell through Broker, Options as hereinafter defined, as permitted by Customer's investment policies; and

         WHEREAS, to facilitate Customer's transactions in certain OCC option contracts, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors for the Federal Reserve System and other requirements and for the compliance by Customer with the provisions of Regulation X of the Board of Governors of the Federal Reserve System and other requirements.
         NOW, THEREFORE, be it agreed as follows:
         1.   As used herein, the following terms have the following meanings:

              "Adequate Margin" in respect of transactions in Options shall mean such Collateral as is adequate under applicable law, regulations (including said Regulations X and T) and the internal policies of Broker.
              "Advice from Broker" or "Advice" means a written notice sent to Customer and Bank or transmitted by a facsimile sending device, except that Advices for initial or additional collateral may be given orally. In the event of a purchase or sale transaction, or the exercise of an Option, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by an official of the operations department of Broker and sent or transmitted to Customer and Bank. When used herein, the term "Advise" shall refer to a communication involving an Advice from Broker. An authorized person of Broker will certify to Bank the names and signatures of those persons authorized to sign Advices from broker, which certification may be amended from time to time.
              "Closing Transaction" is a transaction in which Customer purchases an Option of the same Series as an Option previously written by it or in which Customer sells an Option of the same Series as an Option previously purchased by it.
              "Collateral" shall mean cash or U.S. Government securities or other securities acceptable to Broker.
              "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed in the name of Customer and delivered to Bank or transmitted by a facsimile sending device.
         An officer of Customer will certify to

         Bank the names and signatures of those persons (who may be officers or employees of Customer or of The Prudential Insurance Company of America ("Adviser"), Customer's investment adviser) authorized to sign the instructions from Customer, which certification may be amended from time to time. When used herein, the term "Instruct" shall refer to a communication involving an Instruction from Customer.
              "Option" shall mean a put option ("Put") or call option ("Call") which is cleared by Broker and issued by the OCC.
              "Receipt of Payment" means receipt by Bank, as Customer's Custodian, of (1) a certified or official bank check, (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank, or (3) a transfer of funds from any of Broker's accounts maintained at Bank.
              "Receipt of Securities" means receipt by Bank, as Customer's Custodian, of (1) securities in proper form for transfer or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank.
              "Series", as applied to Options, means Options of the same type (I.E., Put or Call) covering the same underlying security and with the same exercise price, expiration time and unit of trading.
         2. Bank shall open an account on its books entitled "Special Custody Account for ________ as pledgee of Prudential-Bache Government Plus Fund, Inc." (referred to herein as "Special Custody Account") and shall hold therein for Broker as agent for Broker all cash, securities and similar property as shall be received and accepted by it therein pursuant to the terms of this Special Custody Account Agreement ("Agreement"). Cash, securities and similar property held in such Account are Collateral hereunder and shall be released only in accordance with this Agreement. Bank agrees to release Collateral to Customer from the pledge hereunder only upon receipt of Advice from Broker. Customer can substitute or exchange the cash, securities or similar property in the Special Custody Account only after Customer notifies Broker of the contemplated substitution or exchange and Broker Advises Bank that such substitution or exchange is acceptable. Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof to secure its obligations to Broker under this Agreement.
         3. At or prior to the time that Customer shall sell a Put through Broker other than in a Closing Transaction, Customer shall give Instructions to Bank, acting as Customer's custodian, to transfer from Customer's custodian account to the Special Custody Account such Collateral as shall be necessary to equal or exceed the amount Broker shall Advise is necessary to constitute Adequate Margin or such greater amounts as Customer shall otherwise from time to time Advise. Customer instructs Bank to maintain in the Special Custody Account such Collateral as Broker shall, from time to time, Advise Customer is necessary to constitute Adequate Margin for the Put. [At or prior to the time that Customer shall sell a Call through Broker other than in a Closing Transaction, Customer shall give Instructions to Bank, acting as Customer's custodian, to transfer from Customer's custodian account to the Special Custody Account Collateral consisting of the U.S. Government securities underlying the Call.]
         4. As of the opening of business on each business day, Broker shall Advise Bank and Customer of any excess of Collateral in the Special Custody Account. Such excess shall be transferred therefrom upon Advice from Broker to Customer's custody account with Bank as Custodian and, upon request of Customer, Broker agrees so to Advise the Bank. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities.
         5. Bank will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer in the custody of Bank under the Custodian Agreement and other property in which Broker has an interest. The Collateral shall at all times remain the property of Customer subject only to the extent of the interest and rights therein of Broker as the pledgee thereof and, except as required to be released hereunder to Broker or its involuntary successors (including a trustee), shall not be available to creditors of Broker or Bank.
         6. (a) In the event Broker Advises Bank and Customer that an exercise notice filed with OCC in respect of one or more Calls sold by Customer has been assigned to Customer through Broker, Bank will deliver the securities underlying such Call from the Special Custody Account to Broker, against Bank's Receipt of Payment of the exercise price of such Call, less applicable commissions and other charges, unless (1) on the same day (prior to three p.m.) the Advice is received from Broker, Customer, after notification by Bank to Customer of its intention to comply with the exercise notice, notifies Broker and Bank that Bank acting as Customer's Custodian is given Instructions to make delivery of other securities then held in the regular custody account of Customer to Broker, and identical to the securities underlying the Call, against Bank's Receipt of Payment of such net exercise price, or (2) on the same day (prior to three p.m.) the Advice is received from Broker, Customer Instructs Bank to purchase the securities underlying such Call from such assets of Customer as Customer may Instruct Bank to utilize and to deliver such securities to Broker.

              (b) In the event Broker Advises Bank and Customer that an exercise notice filed with OCC in respect of one or more Puts sold by Customer has been assigned to Customer through Broker, Bank will sell such portion of the non-cash Collateral as Broker may Advise in order that the Special Custody Account holds cash equal to the exercise price of such Put plus applicable commissions and other charges and pay such amount of cash to Broker, against Bank's Receipt of the securities underlying such Put, unless, on the same day (prior to three p.m.) the Advice is received from Broker, Customer after notification by Bank to Customer of its intention to comply with the exercise notice notifies Broker and Bank that Bank acting as Customer's Custodian is given Instructions to make payment from such assets of Customer as Customer may instruct Bank to utilize of the gross exercise price against Bank's Receipt of Securities underlying the Put.
         7. From time to time, Customer may place orders with Broker for the short sale "against the box" of securities or other properties. Prior to the acceptance of such orders Broker will advise Customer of broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same. At or prior to the execution of the short sale "against the box", Customer shall give Instructions to Bank, acting as Customer's Custodian, to transfer from Customer's custodian account to the Special Custody Account as Collateral the securities sold short "against the box".
         8. Debit balances of the Special Custody Account shall be charged with interest, in accordance with Broker's usual custom, and with any increases in rates caused by money market conditions, and with such other charges as Broker may make to cover Broker's facilities and extra services.
         9. In case of the short sale of any security by Broker at the direction of Customer and Broker's inability to deliver the same to the purchaser by reason of failure of

Customer to supply Broker therewith, then and in such event Customer authorizes Broker to borrow any security or other property necessary to make delivery thereof, and Customer hereby agrees to be responsible for any loss which Broker may sustain thereby and any premiums which broker may be required to pay thereon, and for any loss which Broker may sustain by reason of Broker's inability to borrow the security or other property sold.
         10. It is understood and agreed that Customer when placing with Broker any sell order for short account, will designate it as such and hereby authorizes Broker to mark such order as being "short", and when placing with Broker any order for long account, will designate it as such and hereby authorizes Broker to mark such order as being "long". Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer and, if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer then to deliver such securities to Broker but that customer will deliver then as soon as it is possible for Customer to do so without undue inconvenience or expense.
         11. As between Bank on the one hand, and Broker and OCC on the other hand, the obligations of Bank under this Agreement represent obligations of Bank generally, rather than an obligation of Bank in any particular capacity or as a fiduciary with respect to any particular account.
         12. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank. All such compensation shall be paid by Customer.
         13. Bank shall not be liable for any action taken with reasonable care in accordance with this Agreement, upon any Instruction from Customer or Advice from Broker herein described.

         14. Broker is hereby authorized in the event of a default by Customer in the transfer of Collateral to the Special Custody Account after Advice to the Customer from the Broker that such transfer is required to provide Adequate Margin in the Special Custody Account, upon one business day's notice to Customer, to sell any or all of the securities in the Special Custody Account, or other accounts maintained by Customer with Broker, or to buy in any securities of which the accounts may be short. Bank shall deliver Collateral free of payment solely upon Advice from Broker signed by a person authorized to sign for the Broker and stating that, pursuant to this Agreement, the condition precedent to Broker's right to receive such Collateral free of payment has occurred. The Bank will provide immediate telephone notice to Customer of any receipt by Bank of Advice from Broker to deliver Collateral free of payment. Such sale or purchase may be made according to Broker's judgment and may be made at Broker's discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.
         15. Customer agrees to indemnify and hold harmless Broker from all claims and liabilities incurred by Broker in connection with the performance of this Agreement except such as may arise from Broker's own negligence, willful misconduct or reckless disregard of its duties hereunder.
         16. Bank shall transfer upon receipt by Bank all income earned on the Collateral held in the Special Custody Account to Customer's custodian account at Bank unless Broker deems such income necessary for there to be Adequate Margin in the Special Custody Account and so Advises Bank and Customer.
         17. Bank will confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral. Bank will also advise Broker upon request, at any time, of the kind and amount of Collateral pledged to Broker.
It is agreed that, notwithstanding any language to
the contrary in Bank's form of confirmation, Bank holds the Collateral as agent of Broker as pledgee and secured party hereunder, not as escrow agent.
         18. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances.
         19. Any of the parties hereto may terminate this Agreement by notice in writing to both of the other parties hereto; provided, however, that the status of any Collateral held at the time of such notice shall not be affected by such termination until the release of such Collateral pursuant to applicable rules of the OCC and of such national securities exchanges of which Broker may be a member. In the event of the release Collateral, the Collateral shall be transferred to the Customer's custody account at Bank.
         20. Written communications hereunder shall be telegraphed as required herein, hand delivered or mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:
         (a)  if to State Street, to:
              ____________________
              Custody and Shareholder Services
              State Street Bank and Trust Company
              1776 Heritage Drive
              North Quincy, Massachusetts __

         (b) (1)   if to Customer with respect to matters referred to in
Sections 6 and 14 to:
              ____________________
              ____________________
              ____________________
              ____________________
              The Prudential Insurance Company of America
              Prudential Plaza
              Newark, New Jersey 07101

              (2)  if to Customer with respect to any other matters to:

              ____________________
              ____________________
              The Prudential Insurance Company of America
              Prudential Plaza
              Newark, New Jersey 07101

         (3)  In each case, with copies to:

              Mr. Robert F. Gunia
              Prudential-Bache Government Plus Fund, Inc.
              One Seaport Plaza
              New York, New York 10292

         (c)  if to Broker, to:

              ____________________
              ____________________
              ____________________
              ____________________

         21. This Agreement will be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York.

                   STATE STREET BANK AND TRUST COMPANY

                   By: _____________________
                        Authorized Signature

                   PRUDENTIAL-BACHE GOVERNMENT PLUS FUND, INC.

                   By: _____________________
                        Authorized Signature

                        [BROKER]


                        By: _____________________